Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-142588 for the 2007 Stock Incentive Plan on Form S-8 of The Middleby Corporation of our report dated February 26, 2008 (August 6, 2008, as to the effects of the restatement discussed in Note 2), relating to the consolidated financial statements and financial statement schedule of The Middleby Corporation and the effectiveness of The Middleby Corporation’s internal control over financial reporting (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the Company’s adoption of Financial Accounting Standards Board (“FASB”) Statement No. 123(R), Shared Based Payment, the Company’s adoption of FASB Interpretation No. 48 Accounting for Uncertainty in Income Taxes and the restatement discussed in Note 2), appearing in the Annual Report on Form 10-K/A of The Middleby Corporation for the year ended December 29, 2007.

Chicago, IL
August 6, 2008